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                                                                     Exhibit 8.1

                           [PERKINS COIE LETTERHEAD]

                                 July 20, 2005





Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, WA  98021-8906

      RE:   REORGANIZATION OF QUINTON CARDIOLOGY SYSTEMS, INC.

Ladies and Gentlemen:

      We have acted as counsel to Quinton Cardiology Systems, Inc., a Delaware corporation ("Quinton"), in connection with the Agreement and Plan of Reorganization dated as of February 28, 2005, as amended (the "Agreement"), by and among Quinton, CSQ Holdings Company, a Delaware corporation ("Holding Company"), Rhythm Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holding Company ("Quinton Merger Sub"), Heart Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holding Company ("Cardiac Merger Sub"), and Cardiac Sciences, Inc., a Delaware corporation ("Cardiac"). Pursuant to the Agreement, (i) Cardiac and Quinton have formed Holding Company, and Holding Company has formed Quinton Merger Sub and Cardiac Merger Sub; (ii) Quinton Merger Sub will be merged with and into Quinton, the separate corporate existence of Quinton Merger Sub will cease and Quinton will survive as a wholly owned subsidiary of Holding Company (the "Quinton Merger"); (iii) immediately thereafter, Quinton will be merged with and into Holding Company, the separate corporate existence of Quinton will cease and Holding Company will survive (the "Second Quinton Merger" and, together with the Quinton Merger, the "Quinton Mergers"); (iv) immediately thereafter, Cardiac Merger Sub will be merged with and into Cardiac, the separate corporate existence of Cardiac Merger Sub will cease and Cardiac will survive as a wholly owned subsidiary of Holding Company (the "Cardiac Merger" and, together with the Quinton Mergers, the "Mergers"); and (v) immediately thereafter, the transactions contemplated by the Senior Note and Warrant Conversion Agreement will be consummated by Holding Company, Cardiac and the other parties thereto.

      This opinion is being delivered in connection with the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), (the "Registration Statement"), to which this opinion appears as an exhibit. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement.

      In delivering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement; (ii) the Registration Statement, which Registration Statement includes the Proxy Statement; (iii) representation letters of Quinton, Cardiac, Holding Company, Quinton Merger Sub, and Cardiac Merger Sub delivered to us for purposes of this

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Quinton Cardiology Systems, Inc.
July 20, 2005
Page 2

opinion (the "Representation Letters"); and (iv) such other documents, certificates and records as we have deemed necessary or appropriate. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

      In addition, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Agreement; and (ii) the statements concerning the Mergers contained in the Agreement and the Registration Statement, and the representations made by the parties in the Agreement and their respective Representation Letters, are true, correct and complete and will remain true, correct and complete at all relevant times. We have also assumed, with your permission, (i) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies; (ii) the performance of all covenants contained in the Agreement without waiver or breach of any material provision thereof; and (iii) any representation or statement made in the Agreement or the Representation Letters "to the knowledge of" or based on the belief of Quinton, Cardiac, Holding Company, Quinton Merger Sub, or Cardiac Merger Sub, or similarly qualified, are true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

      Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, we hereby confirm our opinion set forth in the discussion in the Registration Statement under the heading "Material United States federal income tax considerations of the transaction," insofar as it sets forth the material United States federal income tax considerations of the transaction that are applicable to holders of Quinton common stock.

      Our opinion herein is based on, as of the date hereof, the applicable provisions of the Code, Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.

      This opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any subsequent changes of the facts stated or assumed herein, or of any new developments in the application or interpretation of the federal income tax laws. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This

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Quinton Cardiology Systems, Inc.
July 20, 2005
Page 3

opinion addresses only the matters of United States federal income taxation specifically described under the heading "Material United States federal income tax considerations of the transaction" in the Registration Statement. This opinion does not address any other federal tax consequences or any state, local or foreign tax consequences that may result from the Mergers or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Mergers).

      We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "LEGAL MATTERS" and "Material United States federal income tax considerations of the transaction" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                           Very truly yours,

                                           /s/ Perkins Coie LLP